Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JULY 31, 2013

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$173,085
Cash equivalents held in trust	15,129

Total investments held in trust	188,214

Cash and cash equivalents	1,192
Fixed-maturity securities, at fair value	10,435
Accrued investment income	1,476
Premiums receivable	1,041

Total assets	$202,358

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$53,784
Losses payable	2,676
Unearned premiums	1,626
Accrued ceding commission expense	110
Other liabilities	176

Total liabilities	58,372

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	74,106

Total stockholder’s equity	143,986

Total liabilities and stockholder’s equity	$202,358

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JULY 31, 2013

(in thousands)

Revenues:
Premiums earned	$1,020
Net investment income	414

Total revenues	1,434

Expenses:
Underwriting Expenses	1,253
General and administrative expenses	177

Total expenses	1,430

(Loss) income before federal income taxes	4

Federal income tax benefit	—

Net (loss) income	$4